Exhibit 99.1

META Announces Third Quarter and YTD 2021 Results

HALIFAX, NS / ACCESSWIRE / November 15, 2021 / Meta Materials Inc. (the “Company” or “META®”) (NASDAQ: MMAT, FSE: MMAT) a developer of high-performance functional materials and nanocomposites, today announced third quarter and YTD 2021 results. Please visit the Investors section of our website to view the Q3 2021 Shareholder Letter.

The interim financial statements and the associated management discussion and analysis for the quarter ended September 30, 2021 are available on the Investors section of our website as well as on Nasdaq.com or on the SEC EDGAR website at www.sec.gov.

In Q3 2021, total revenue grew 189%, to $572,612, compared to $198,175 in Q3 2020. For the nine months YTD 2021, total revenue increased by 111%, to $1,793,235, versus $848,858 in the first nine months of 2020. The Q3 2021 net loss was $11,425,248, $0.04 per share on 280,080,786 weighted average shares, compared to a net loss of $2,581,204, $0.02 per share on 155,913,202 weighted average shares in Q3 2020. For the nine months YTD 2021, the net loss was $61,467,070 (which includes a one-time, non-cash loss of $40,540,091 on financial instruments), $0.28 per share on 216,135,190 weighted average shares, compared to a loss of $5,815,233, $0.04 per share on 131,557,607 weighted average shares in the first nine months of 2020.

Net cash used in operating activities during the nine months YTD 2021 was $15,584,000, compared to $5,903,523 in the first nine months of 2020. Capital expenditures for purchases of property, plant, and equipment and intangible assets totaled $6,390,932. As of September 30, 2021, cash and cash equivalents totaled $140,796,052, and common shares outstanding were 281,200,905. Subsequent to quarter end, the Company used $72.1MM in cash to complete the acquisition of Nanotech Security Corp.

About Meta Materials Inc.

META® delivers previously unachievable performance, across a range of applications, by inventing, designing, developing, and manufacturing sustainable, highly functional materials. Our extensive technology platform enables leading global brands to deliver breakthrough products to their customers in consumer electronics, 5G communications, health and wellness, aerospace, automotive, and clean energy. Our nano-optic technology provides anti-counterfeiting security features for government documents and currencies and authentication for brands. Our achievements have been widely recognized, including being named a Lux Research Innovator of the Year in 2021. Learn more at www.metamaterial.com.

META MATERIALS INC.
CONDENSED CONSOLIDATED INTERIM BALANCE SHEETS (UNAUDITED)

	As of	As of
	September 30, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$140,796,052	$1,395,683
Restricted cash	421,817	-
Grants receivable	285,063	327,868
Accounts receivable	96,848	22,833
Inventory	358,964	463,382
Prepaid expenses and other current assets	3,262,595	514,204
Assets held for sale	73,650,140	-
Due from related parties	64,708	-
Total current assets	218,936,187	2,723,970
Intangible assets, net	4,642,904	4,476,614
Property, plant and equipment, net	7,525,989	2,761,171
Operating lease right-of-use assets	4,775,130	270,581
Goodwill	218,828,518	-
Total assets	$454,708,728	$10,232,336
Liabilities and stockholders’ equity (deficit)
Current liabilities
Trade and other payables	$6,556,665	$2,940,452
Due to related party	-	245,467
Current portion of long-term debt	532,346	290,544
Current portion of deferred revenues	1,186,885	1,239,927
Current portion of deferred government assistance	842,425	779,578
Preferred stock liability	77,906,354	-
Current portion of operating lease liabilities	330,867	150,802
Asset retirement obligations	21,937	-
Unsecured convertible promissory notes	-	1,203,235
Secured convertible debentures	-	5,545,470
Total current liabilities	87,377,479	12,395,475
Deferred revenues	637,559	804,143
Deferred government assistance	38,869	146,510
Deferred tax liability	131,907	318,054
Unsecured convertible debentures	-	1,825,389
Long-term operating lease liabilities	2,423,123	119,779
Funding obligation	868,169	776,884
Long-term debt	2,698,515	2,743,504
Total liabilities	94,175,621	19,129,738
Stockholders’ equity (deficit)
Common stock - $0.001 par value; 1,000,000,000 shares authorized, 281,200,905 shares issued and outstanding at September 30, 2021, and $Nil par value; unlimited shares authorized, 154,163,975 shares issued and outstanding at December 31, 2020	259,384	132,347
Additional paid-in capital	459,129,666	29,021,974
Accumulated other comprehensive income (loss)	7,970	(654,880)
Accumulated deficit	(98,863,913)	(37,396,843)
Total stockholders’ equity (deficit)	360,533,107	(8,897,402)
Total liabilities and stockholders’ equity (deficit)	$454,708,728	$10,232,336

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META MATERIALS INC.
CONDENSED CONSOLIDATED INTERIM STATEMENTS OF OPERATIONS (UNAUDITED)

	Three months ended September 30,		Nine months ended September 30,
	2021	2020	(Recast - note 11) 2021	2020
Revenue:
Product sales	297,431	982	321,431	2,904
Development revenue	275,181	197,193	1,471,804	845,954
Total Revenue	572,612	198,175	1,793,235	848,858
Cost of goods sold	145,103	935	146,209	3,095
Gross Profit	427,509	197,240	1,647,026	845,763
Operating Expenses:
Selling & Marketing	427,004	196,276	1,122,469	520,804
General & Administrative	9,776,850	1,463,255	16,217,012	4,620,907
Research & Development	1,816,547	1,043,915	5,229,456	2,936,516
Total operating expenses	12,020,401	2,703,446	22,568,937	8,078,227
Other income (expense):
Interest expense, net	(215,116)	(376,776)	(1,093,833)	(893,001)
(Loss) Gain on foreign exchange, net	(440,157)	(175,514)	(770,542)	81,159
(Loss) Gain on financial instruments, net	—	(118,455)	(40,540,091)	1,167,310
Other income, net	739,260	562,443	1,673,124	974,112
Total other income (expense)	83,987	(108,302)	(40,731,342)	1,329,580
Loss before income taxes	(11,508,905)	(2,614,508)	(61,653,253)	(5,902,884)
Income tax recovery	83,657	33,304	186,183	87,651
Net loss	(11,425,248)	(2,581,204)	(61,467,070)	(5,815,233)
Other Comprehensive Income (Loss) net of tax
Foreign currency translation gain (loss)	(125,976)	167,941	(17,328)	8,693
Fair value gain (loss) on changes of own credit risk	—	(223,221)	680,178	(588,429)
Total Other Comprehensive Income (Loss)	(125,976)	(55,280)	662,850	(579,736)
Comprehensive loss	(11,551,224)	(2,636,484)	(60,804,220)	(6,394,969)
Basic and diluted loss per share (1)	(0.04)	(0.02)	(0.28)	(0.04)
Weighted average number of shares outstanding - basic and diluted (1)	280,080,786	155,913,202	216,135,190	131,557,607

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META MATERIALS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Nine months ended
	September 30, 2021	September 30, 2020
	$	$
Cash flows from operating activities:
Net loss	(61,467,070)	(5,815,233)
Adjustments to reconcile net loss to net cash used in operating activities:
Non-cash finance income	—	(14,002)
Non-cash interest expense	904,749	611,808
Non-cash lease expense	256,785	—
Deferred income tax	(186,183)	(87,651)
Depreciation and amortization	1,798,607	1,768,261
Unrealized foreign currency exchange loss (gain)	279,805	(146,433)
Loss (gain) on financial instruments, net	40,540,091	(1,167,310)
Change in deferred revenue	(239,057)	(380,494)
Non-cash government assistance	(508,730)	(274,632)
Loss on debt settlement	19,253	—
Stock-based compensation	855,989	1,114,814
Non-cash consulting expense	3,926,628	43,673
Changes in operating assets and liabilities	(1,764,867)	(1,556,324)
Net cash used in operating activities	(15,584,000)	(5,903,523)
Cash flows from investing activities:
Purchases of intangible assets	(838,664)	(60,716)
Purchases of property, plant and equipment	(5,552,268)	(651,651)
Proceeds from reverse takeover	146,954,733	3,072,136
Net cash provided by investing activities	140,563,801	2,359,769
Cash flows from financing activities:
Proceeds from long-term debt	1,127,151	25,783
Repayments of long-term debt	(938,496)	(190,633)
Proceeds from government grants	223,384	198,286
Proceeds from unsecured promissory notes	13,963,386	502,987
Proceeds from secured convertible debentures	—	3,630,019
Proceeds from unsecured convertible debentures	—	693,784
Proceeds from issuance of common stock and warrants, net	—	598,546
Proceeds from stock option exercises	374,652	—
Proceeds from warrant exercises	93,993	—
Proceeds from broker warrant exercises	16,255	—
Net cash provided by financing activities	14,860,325	5,458,772
Net increase in cash, cash equivalents and restricted cash	139,840,126	1,915,018
Cash, cash equivalents and restricted cash at beginning of the period	1,395,683	407,061
Effects of exchange rate changes on cash, cash equivalents and restricted cash	(17,940)	83,582
Cash, cash equivalents and restricted cash at end of the period	141,217,869	2,405,661
Supplemental cash flow information
Accrued purchases of property, equipment and patents	799,305	225,357
Right-of-use assets obtained in exchange for lease liabilities	892,003	—
Right-of-use assets and prepaid expenses recognized in exchange for common stock	2,149,381	—
Settlement of liabilities in common stock	52,063,432	—
Interest paid on debt	64,528	114,040

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Forward Looking Information

This press release includes forward-looking information or statements within the meaning of Canadian securities laws and within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, regarding the Company, which may include, but are not limited to, statements with respect to the business strategies, product development, expansion plans and operational activities of the Company . Often but not always, forward-looking information can be identified by the use of words such as “pursuing”, “potential”, “predicts”, “projects”, “seeks”, “plans”, “expect”, “intends”, “anticipated”, “believes” or variations (including negative variations) of such words and phrases, or statements that certain actions, events or results “may”, “could”, “should”, “would” or “will” be taken, occur or be achieved. Such statements are based on the current expectations and views of future events of the management of the Company and are based on assumptions and subject to risks and uncertainties. Although the management of the Company believes that the assumptions underlying these statements are reasonable, they may prove to be incorrect. The forward-looking events and circumstances discussed in this release may not occur and could differ materially as a result of known and unknown risk factors and uncertainties affecting the Company, the capabilities of our facilities and the expansion thereof, research and development projects of the Company, the market potential of the products of the Company , the market position of the Company, the scalability of the Company’s production ability, capacity for new customer engagements, material selection programs timeframes, the ability to reduce production costs, enhance metamaterials manufacturing capabilities and extend market reach into new applications and industries, the ability to accelerate commercialization plans, the possibility of new customer contracts, the continued engagement of our employees, the technology industry, market strategic and operational activities, and management’s ability to manage and to operate the business. More details about these and other risks that may impact the Company’s businesses are described under the heading “Forward-Looking Information” and under the heading “Risk Factors” in the Company’s Form 10-Q filed with the SEC on November 15, 2021, in the Company’s Form 10-K filed with the SEC on March 18, 2021, and in subsequent filings made by Meta Materials with the SEC, which are available on SEC’s website at www.sec.gov. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results to differ from those anticipated, estimated or intended. Accordingly, readers should not place undue reliance on any forward-looking statements or information. No forward-looking statement can be guaranteed. Except as required by applicable securities laws, forward-looking statements speak only as of the date on which they are made and the Company does not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except to the extent required by law.

Investor Contact

Mark Komonoski
Senior Vice President
Integrous Communications
Phone: 1-877-255-8483
Email: ir@metamaterial.com

Media Inquiries

Rob Stone
Vice President, Corporate Development and Communications
Meta Materials Inc.

media@metamaterial.com

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